BOARDWALK PIPELINE PARTNERS

STRATEGIC LONG TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The Boardwalk Pipeline Partners Strategic Long Term Incentive Plan (the “Plan”) has been adopted by Boardwalk Pipeline Partners, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership by providing to key executives of the Partnership incentive compensation awards based on GP Phantom Units to encourage superior performance.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a GP Phantom Unit granted under the Plan.

“Award Agreement” means the written or electronic agreement by which a GP Phantom Unit award shall be evidenced.

“Board” means the Board of Directors of the General Partner or, if applicable, the general partner of the General Partner, or such other Person or Persons designated to perform the equivalent function for the Partnership in accordance with applicable law.

“Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i) any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate, becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the voting power of the equity interests of the Partnership;

(ii) a Person other than an Affiliate of Loews, Inc. becomes the general partner of the Partnership; or

(iii) the sale or other disposition, including by liquidation or dissolution, of all or substantially all of the assets of the General Partner or the Partnership in one or more transactions to any Person other than an Affiliate of the General Partner or the Partnership.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended, “Change of Control” shall have the meaning ascribed to “change of control events” in the regulations or other guidance issued with respect to Section 409A.

“Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan or, if none, the Board.

“Common Unit” means a Common Unit of the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive” means a key executive of the Partnership or an Affiliate thereof.

“Formula Value” means, with respect to a GP Phantom Unit, the lesser of (1) the product of (A) the quotient of (i) the sum of the cash distributions made to the General Partner by the Partnership for the four consecutive calendar quarters ending on or immediately preceding the date such GP Phantom Unit becomes vested (the “Total Cash Distributions”), divided by (ii) the “current yield” on a Common Unit on such vesting date, multiplied by (B) .0001 or (2) $50,000. As used herein, “current yield” means the quotient of (x) the product of (i) the quarterly cash distribution made by the Partnership per Common Unit for the calendar quarter ending on or immediately preceding such vesting date, multiplied by (ii) four, divided by (y) the Fair Market Value of a Common Unit (as determined under the Partnership’s Long-Term Incentive Plan) on such vesting date.

“General Partner” means the general partner of the Partnership and, as applicable, the general partner of the general partner of the Partnership, and any successor General Partner.

“GP Phantom Unit” means a phantom (notional) unit granted under the Plan which, upon vesting, entitles the Participant to receive an amount of cash equal to the Formula Value of a GP Phantom Unit.

“Participant” means an Executive granted GP Phantom Units under this Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of GP Phantom Units to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) interpret and administer the Plan and any instrument or agreement relating to a grant made under the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. GP Phantom Units.

(a) Limits on GP Phantom Units Granted. Subject to adjustment as provided in Section 4(b), the number of GP Phantom Units that may be granted under the Plan is 500. However, if any Award is forfeited, cancelled or otherwise terminates or expires without payment, the GP Phantom Units subject to such Award shall again be available for grants under other Awards under the Plan.

(b) Adjustments. In the event of any distribution (whether in the form of General Partner common units, other securities or property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of General Partner common units or other securities of the General Partner, issuance of warrants or other rights to purchase General Partner common units or other securities of the General Partner, or other similar transaction or event, the Committee shall, in such manner as it may deem equitable in preventing the dilution or enlargement of the potential benefits intended to be provided with respect to such Award, adjust the number and type of GP Phantom Units (or other securities or property) with respect to which Awards are then outstanding and Awards that may be granted in the future, as well as in the Formula Value of a GP Phantom Unit.

SECTION 5. Eligibility.

Any Executive who performs services, directly or indirectly, for the benefit of the Partnership shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

SECTION 6. Awards.

(a) GP Phantom Units. The Committee shall have the authority to determine the Executives to whom GP Phantom Units shall be granted, the number of GP Phantom Units to be granted to each such Participant, the period over and the conditions under which the GP Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) No Distribution Rights. A grant of GP Phantom Units shall not include any rights to distributions made by the General Partner with respect to a General Partner common unit.

(ii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Partnership and its Affiliates for any reason, all outstanding GP Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s GP Phantom Units.

(iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of a GP Phantom Unit, the Partnership shall pay the Participant an amount of cash equal to the Formula Value of a GP Phantom Unit, less applicable withholding taxes as provided in Section 8(b).

(c) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to or in tandem with other awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(v) Change of Control. Unless specifically provided otherwise in the Award Agreement, upon a Change of Control all outstanding Awards shall automatically vest and be payable.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Subject to Section 7(b) below, the Board or Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of GP Phantom Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(A) provide for either (i) the termination of any Award in exchange for an amount of cash equal to the amount that would have been paid upon the vesting of such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such event the Committee determines in good faith that no amount would have been paid upon the vesting of such Award, then such Award may be terminated by the Partnership without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B) make adjustments in the number and type of GP Phantom Units subject to outstanding Awards, and in the number of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both; and

(C) provide that such Award shall be payable as if all vesting and performance criteria, if any, had been achieved, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Partnership shall withhold from an Award any applicable taxes payable in respect of the grant of the Award, the lapse of restrictions thereon, or any payment made under the Award and shall take such other action as may be necessary in the opinion of the Partnership to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership or any Affiliate.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to pay any consideration under an Award if, in its sole discretion, it determines that the payment of such consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Common Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate.

(h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Partnership shall be relieved of any further liability for payment of such amounts.

(j) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Internal Revenue Code. The applicable provisions of Section 409A and the regulations and guidelines issued thereunder are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the earlier of (i) the date terminated by the Board or Committee or (ii) all GP Phantom Units available under the Plan have been paid to Participants. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, however, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.